                                                                  EXHIBIT 10.15

                               PURCHASE AGREEMENT

      This Purchase Agreement is made this 23rd day of March, 1998, by and between LISA LEMON, INC. (hereinafter referred to as "Seller"), and AL JOHNSON (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

      For and in consideration of the mutual promises and covenants of the parties hereinafter contained, the parties agree as follows:

      1. Premises. Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase the real property situated in the City of Cleveland, County of Cuyahoga, and State of Ohio, and commonly known as 5700 South Marginal Road, Cleveland, Ohio, 44103 and more fully described on Exhibit A attached hereto, incorporated herein and made a part hereof, hereinafter referred to as "the Premises", together with all rights, privileges and easements appurtenant thereto, and in any adjacent roadways, including all fixtures and systems contained in the buildings thereon, if any.

      2. Purchase Price.

         A. The purchase price shall be the sum of $975,000.00, subject, however, to the provisions herein.

         B. The purchase price shall be payable as follows:

            a. $25,000.00 earnest money upon execution of this Agreement by check of the Purchaser deposited into escrow, receipt of which is hereby acknowledged by the Seller.

            b. $5,000.00 to be deposited into escrow on or before March 15, 1998.

            c. $5,000.00 to be deposited into escrow on or before April 15, 1998.

            d. $5,000.00 to be deposited into escrow on or before May 15, 1998.

            e. $435,000.00 to be deposited into escrow on or before June 15, 1998.

            f. The balance shall be paid by the execution of a Promissory Note by the Purchaser in the principal sum of $500,000.00 with interest at 10% per annum, but subject to the provisions for payment herein in a form as on Exhibit B attached hereto and a mortgage deed for the premises described in Exhibit A which shall be a first lien on the premises which mortgage deed shall be in a form as on Exhibit C attached hereto and executed by the Purchaser with a release of dower executed by the Purchaser's spouse.

         C. After closing, in the event that Purchaser pays to Seller the sum of $450,000.00 on or before six (6) months from the closing date, the Promissory Note shall be paid in full and Seller shall return the Promissory Note marked paid in full and satisfy the mortgage deed referred to in Exhibit C.

         D. In the event that Purchaser pays to Seller the sum of $450,000.00 plus interest at 10% per annum on the said Promissory Note paid to the date of payment on or before twelve (12) months after the closing date, the said Promissory Note shall be paid in full and Seller shall return the Promissory Note marked paid in full and satisfy the mortgage deed referred to in Exhibit C.

         E. Payment shall be deemed to have received payment when funds in the form of a bank or certified check or equal are received by Virginia Loebsack, President of the Purchaser or Don P. Brown, attorney for the Seller.

         F. In the event neither of the options for payment of the said Promissory Note as set forth above are exercised in a timely manner, then the Promissory Note shall be paid as follows:

            a. $100,000.00 in principal plus interest which has accrued during the first year shall be paid on or before the first anniversary of the closing date.

            b. The balance due plus interest shall be paid in quarterly installments amortized over the next four (4) years with the first payment fifteen (15) months after the closing date and subsequent payments at the end of each quarter thereafter for the next fifteen (15) quarters.

         G. Purchaser shall have the right to prepay the note without penalty. Seller shall have the right to accelerate the payment of the note in full in the event that Purchaser fails to make any payment on a timely basis or violates any of the terms herein or in the Promissory Note and Mortgage deed.

      3. Purchaser has delivered to Seller prior to the execution hereof a financial statement of Leisure Time Casinos & Resorts, Inc. dated June 30, 1997 and a personal financial statement dated March 31, 1997. Purchaser represents that each and every item on said financial statement are accurate and acknowledges that Seller has relied on said financial statements in making its decision to enter into this transaction. Purchaser represents that there are no material differences in the financial condition of Leisure Time Casinos and his personal financial affairs on the date of the execution of this Agreement which are not reflected on said financial statements.

      In the event that material variances exist in the financial condition of Leisure Time Resorts or the Purchaser, individually, from the financial statements given to the Seller on the date of this Agreement or thereafter and are known to the Seller prior to closing, then the Seller shall have the option to terminate this Agreement by delivery a notice of termination to the Purchaser at the address herein and upon delivery of such notice, Purchaser shall have the right to receive all funds deposited in escrow except $5,000.00 which shall be paid to Seller as liquidated damages and any expense incurred by the escrow agent.

      4. Conveyance. Seller shall convey to Purchaser title to the Premises by a good and sufficient warranty deed warranting that said Premises are free and clear of all encumbrances whatsoever except current real estate taxes and assessments, both general and special, regulations imposed by zoning ordinances and restrictions, conditions and easements of record, if any, approved by Purchaser. Seller agrees not to hereafter place any restriction, conditions, easement, mortgage or lien on the Premises unless approved in advance by Purchaser.

      At closing, Seller shall provide to the Purchase an Owner's Fee Policy in the amount of the purchase price insuring the title in the Purchaser, free and clear of all liens and encumbrances whatsoever except those liens and encumbrances excepted in the warranty deed as permitted hereunder. Seller and Purchase shall share the cost of the policy equally.

      No less than thirty (30) days from the date hereof, Purchaser shall cause a title commitment to be issued by the Continental Title Company and shall deliver the same to Seller. If the title commitment reflects that title to the Premises is subject to any exceptions other than the exceptions referred to in this Section 4 above, then Purchaser shall notify Seller in writing of the exceptions to which Purchaser objects, within thirty (30) days after Purchaser's receipt of the title commitment. If Purchaser receives notice or otherwise discovers additional exceptions after delivery of the title commitment and prior to the closing date, Purchaser shall notify Seller in writing of the additional exceptions to which Purchaser objects within ten (10) days after Purchaser receives notice of such additional exceptions.

      Seller shall be required to cure or remove prior to the closing date, all exceptions which can be cured or removed by the payment of money.

      Seller shall have a period of sixty (60) days after notice from the Purchaser to use Seller's best efforts to cure any exceptions which are not curable by the payment of money and the closing date shall be postponed if necessary to afford Seller the full sixty (60) days to cure such exceptions. Purchaser may also obtain an ALTA/ASCM survey of the Premises and shall have thirty (30) days after receipt thereof to approve same. Purchaser shall notify Seller of any survey objections within such thirty (30) days and Seller shall have a period of sixty (60) days to cure such objections and the closing shall be postponed for such sixty (60) days. If Seller is unable to cure all of the exceptions or survey objections within the time period provided, Purchaser shall have the following options:

         A. Purchaser may postpone the closing date for up to an additional six
(6) months to afford Seller time to cure the additional exceptions, or

         B. Purchaser may waive the uncured exceptions and accept title in its existing condition, or

         C. Purchaser may terminate this Agreement by sending written notice to the Seller. Seller shall return to Purchaser the earnest money deposit. Each party shall be responsible for their own costs. The cost of the title work performed shall be paid by Purchaser and neither Purchaser nor Seller shall have any further rights or obligations hereunder.

      In the event the closing date is postponed to afford Seller additional time to cure the additional exceptions, the closing shall take place twenty
(20) days after Seller delivers to Purchaser written notice that all exceptions have been eliminated, together with evidence of same.

      5. Condition. The obligations of the Purchaser to proceed with the closing are subject to the following condition:

      Purchaser shall have 45 days from the date of this Agreement to perform due diligence with regard to the Premises. At any time during said 45 day period Purchaser may notify Seller in writing that he will not complete the purchase of the Premises and this Agreement shall thereupon be null and void and Purchaser be entitled to receive the earnest money deposit less any expenses incurred by the escrow agent for which Purchaser shall be responsible. In the event that Purchaser waives this Condition or declines to notify Seller within the 45 day period that he is voiding this Agreement, then the transaction shall proceed to closing within 30 days after the delivery of the waiver or the expiration of the 45 day period, whichever event occurs first.

      In the event that Seller receives another bonafide written offer to purchase the Premises during said 45 day due diligence period which Seller deems to be more favorable than Purchaser's offer and Seller so notifies Purchaser, then Purchaser shall have the option of (1) matching the offer received and proceeding in accordance with the terms set forth therein or (2) electing to waive the 45 day due diligence period and proceed to closing in accordance with all of the terms set forth in this Agreement within 30 days from the date of the Notice from the Seller of the more favorable offer. Purchaser shall respond to the Seller within 5 days from receipt of the Notice from the Seller of the more favorable offer. In the event no response is received by the Seller within said 5 day period, then Seller shall have the right to terminate this Agreement, and if this Agreement is so terminated, Purchaser shall have the right to the return of the earnest money deposit.

      6. Escrow and Escrow Agent. The escrow agent shall be Continental Title Company, Cleveland, Ohio;

            At the closing the parties shall be charged as follows:

         A. Seller:

                    One-half (1/2) of the cost of the Owner's Fee Policy; One-half (1/2) of the escrow fees;
                    One-half (1/2) the Ohio Conveyance fee;
                    the cost of any real estate tax proration;

                    The cost of removing any lien of the Seller, if  any.

         B. Purchaser:

                    One-half (1/2) of the cost of the Owner's Fee Policy; One-half (1/2) of the escrow fee;
                    One-half (1/2) the Ohio Conveyance fee;
                    the cost of filing for transferring and recording the warranty deed;
                    the cost of recording any mortgage on the Premises.

      The escrow shall be subject to the standard conditions of acceptance of escrow reasonably imposed by the escrow agent, except to the extent that such conditions are inconsistent with the provisions of this Agreement.

      7. Closing. The closing of this transaction shall take place at the offices of Continental Title Company, Cleveland, Ohio at 9:00 a.m. thirty (30) days after the conditions set forth in Section 4 are satisfied or waived by Purchaser, but not later than June 15, 1998 (hereinafter referred to as the "Closing Date"),

      When the deed and the purchase price and all other necessary funds and documents have been deposited as required herein and the title company can issue the title insurance required hereunder, the escrow agent shall file the deed and any mortgage deed for record. The warranty deed and mortgage deed shall be filed on the closing date, if possible, unless the escrow agent is instructed to the contrary by written instructions executed by both the Purchaser and Seller. The escrow agent is authorized to pay in full all mortgages and other liens on the Premises from the funds deposited in escrow if the title company can and will furnish the title insurance required herein. Upon making the proration and charges herein provided, the escrow agent shall deliver to Seller the balance of the proceeds of sale, the Promissory Note, the recorded mortgage deed and its escrow statement and deliver to Purchaser the title insurance policy, the recorded deed, its escrow statement and any amounts due Purchaser.

      8. Mutual Covenants. Seller and Purchaser mutually agree, covenant and affirm the following:

         A. The Premises has not been occupied for use as an operating business for at least five (5) years. Seller has no knowledge of and makes no representations with regard to the existence of or the present condition of the heating, air conditioning, plumbing, electrical or other systems in the buildings and the integrity of the structures.

         B. There may be conditions on the Premises which are in violation of applicable statutes, laws, ordinances, decrees, orders, rules or regulations of a federal, state or local governmental body including, but not limited to, environmental conditions and building maintenance conditions. Purchaser acknowledges that Seller is under no obligation to correct any violations of any kind or nature whatsoever. Purchaser further affirms that the existence of and/or the correction of any such violations, if any, are not a condition to Seller's performance under this Agreement.

         C. The parties acknowledge that no survey has been made of the Premises, to the knowledge of the parties, and that Seller is under no obligation to purchase or furnish a survey to the Purchaser.

      9. Representations of Seller.Seller hereby represents and warrants to Purchaser on the date hereof and on the present date as follows:

         A. Organization and Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is licensed to do business and in good standing in the State of Ohio. Seller has all the necessary corporate power and authority to hold and convey ownership of the Premises.

         B. Corporate Authority of Seller. Seller has full corporate power and authority to enter into and perform this Agreement and consummate the transaction contemplated hereby.

         C. Seller has not furnished to the Purchaser any financial statements relating to the Premises. Purchaser is relying solely on his own due diligence to satisfy himself of the viability of proceeding with this transaction.

         D. Seller has not received any notice of any violations or default under any applicable statute, law, rule or regulation affecting the Premises which has not been resolved, dismissed or cured.

         E. To the best of Seller's knowledge, Seller has good and marketable title to the Premises.

         F. Seller is not a party to any suit, claim, investigation or proceeding of which Seller has knowledge which is now pending or threatened before any court or administrative or regulatory agency.

      10.Representations of the Purchaser. Purchaser hereby represents and warrants to Seller as of the day hereof and as of the closing date as follows:

         A. This Agreement is a valid and binding Agreement of Purchaser, enforceable jointly and severally in accordance with the terms.

         B. The financial information furnished to Seller by Purchaser was valid at the time it was delivered and remains valid at the execution of this Agreement.

      11. Seller's Closing Documents. At closing Seller shall deliver the following documents to the escrow agent:

         A. A general warranty deed executed by the Seller conveying good and marketable fee simple title in the Premises to the Purchaser free and clear of all liens and encumbrances except as set forth herein.

         B. A certified resolution of the Seller in such form and content as the Purchaser or the title company shall reasonably request evidencing authority to enter into and execute this Agreement and the consummation of the transaction contemplated herein.

         C. An opinion of counsel for the Seller that Seller is a duly organized, validly existing entity and in good standing of the laws of the state of organization and is authorized to do business in the State of Ohio; that the Seller has the authority to execute, deliver and perform its obligations under this Agreement and all documents to be delivered at closing, that the persons who executed the same were duly authorized to execute the same and to bind the Seller by all necessary action of Seller and that said documents are enforceable against the Seller in accordance with their respective terms.

      12. Purchaser's Closing Documents. At closing Purchaser shall deliver the following documents to the escrow agent:

      A certified or bank check or wire transfer of good funds in the amount of the purchase price an executed Promissory Note identical to the example on Exhibit B herein and an executed mortgage deed identical to the form on Exhibit C herein plus any expenses to be paid by the Purchaser plus or minus any prorations or credits.

      13. Survival of Representations. All of the representations and warranties of the Seller and Purchaser set forth in this Agreement shall be true and correct as of the effective date and shall be deemed to be repeated as of the closing date and shall be true and correct as of the closing date and all of the representations, warranties and agreements of the Seller and Purchaser set forth in this Agreement shall expressly survive the closing.

      14. Maintenance of Property. From and after the effective date of this Agreement, Seller shall not perform or cause to be performed any construction or cause the removal of any improvements on the Premises or make any other changes or improvements on or about the property without the prior written consent of the Purchaser. Between the effective date of this Agreement and the closing date Seller shall maintain and operate the Premises in substantially the same condition and manner as the Premises are now maintained by the Seller.

      15.  Prorations.

         A. Taxes. Real estate taxes shall be prorated on the basis of the calendar year for which assessed, except if the closing shall occur before the assessed valuation or the tax rate is fixed, the proration of taxes shall be upon the basis of the tax rate for the immediately preceding calendar year applied to the latest assessed valuation, with readjustment to be made as soon as reasonably practicable after the actual assessed valuation and the actual rate are determined.

         B. Utilities. Seller shall notify the utility companies servicing the Premises prior to closing, or as soon thereafter as practicable, that billing to Seller for such utilities shall be discontinued at the end of the day preceding the closing date and Purchaser shall arrange with such utilities to have such billings for utility services charged to Purchaser from and after the closing date and Seller shall be entitled to the refunds of all deposits therefore, if any. Seller shall pay all charges with respect to such utilities for the period prior to the closing date and utility charges since the date of the last billing will be adjusted at closing as of the closing date on the basis of the last bill so rendered, with subsequent adjustment, if any, when final bills are rendered.

      16.   Damage by Casualty.

         A. If after the effective date of this Agreement but prior to the closing date any damage occurs from fire, wind storm or other casualty to the buildings on the Premises and the cost to repair such loss or damage does not exceed $100,000, then in such event the closing shall be consummated as provided herein and Seller shall cause any and all insurance proceeds payable as a result of the damage to be assigned to the Purchaser and Purchaser shall receive a credit at closing for any deductible amount. In the event that the amount of the insurance proceeds cannot be determined at the closing date, then at the Purchaser's option the closing date may be postponed until the amount is determined.

         B. If the cost to repair such damage or destruction exceeds $100,000 then within thirty (30) days after written notice from the Seller that such cost exceeds $100,000, Purchaser shall have the option by written notice to the Seller to terminate this Agreement in which event the earnest money deposit shall be returned to the Purchaser and neither Purchaser nor Seller shall have any further rights or obligations hereunder. Unless Purchaser timely notifies Seller of his election to terminate this Agreement, Purchaser shall be required to close this transaction in accordance with the Agreement and Seller shall assign unto Purchaser any and all insurance proceeds and Purchaser shall receive at closing a credit in the amount of any deductible under such policy. In such event Seller shall have no additional obligation if such insurance proceeds are insufficient or unavailable to repair such damage.

         C. Seller shall continue to maintain at least $962,000 of fire and extended coverage insurance on the Premises up to the Closing Date.

      17. Purchaser's Inspection of the Property.

            A. Purchaser's Inspection of the Property. At any time from and after the effective date through the closing date, Purchaser or its authorized agents, personnel, employees or independent contractors shall be entitled, upon reasonable notice, during reasonable business hours, to enter upon the land for the purpose of making physical inspections of the Premises or any portion(s) thereof. Purchaser may make any and all inspections of any portion or all of the improvements, including but not limited to all roofs, fences, structures, electrical systems, plumbing systems, mechanical systems, paving, termite infestation, and heating, ventilating and air conditioning systems. Purchaser may also make all inspections and investigations of the land which it may deem necessary, including but not limited to soil borings, percolation tests, engineering, environmental, and topographical studies, zoning and availability of utilities. All inspections shall be made at Purchaser's expense. Any such inspections shall be in the presence of a representative of Seller if such representative is available within seventy-two (72) hours of notice of the time of such inspection. Seller shall cooperate with Purchaser in connection with any inspections.

         B.       Indemnification.

                  a. Purchaser acknowledges that Seller may not carry in force liability insurance on the Premises. Purchaser agrees to indemnify and hold Seller harmless from any loss or damage, including attorneys fees, suffered as a result of damage or injury to the Purchaser, their agents, employees, contractors or guests while any such person is on the premises at the request or direction of Purchaser from the date of this Agreement to the closing date.

                  b. Purchaser also agrees to indemnify and hold Seller harmless from any loss or damage, including attorneys fees, suffered as a result of claims and demands for nonpayment for services, including attorneys fees, rendered to Purchaser, for mechanics' liens filed against the Premises arising out of such service, or for damage to persons or property arising out of Purchaser's investigation of the property.

      18. Seller represents to Purchaser that it has not retained nor is it obligated to any brokers or finders involved in this transaction. Purchaser represents that it has retained Ron Kern as a broker in this transaction and will be solely responsible to pay Kern any fees or commissions due Kern and agrees to indemnify and hold Seller harmless from any and all claims for any brokerage fees or commissions asserted to be due to or by Kern or any Company which claims to be represented by Kern.. Seller and Purchaser agree to indemnify and hold each other harmless from any and all claims for any brokerage fees or commissions asserted to be due to or by any brokers or finders claiming by, through or under the indemnifying party, except as stated herein. The provisions of this section shall survive the closing.

      19. Possession. Seller shall deliver and Purchaser shall take possession of the Premises on the day of the closing free and clear of any tenants or occupants. Seller shall cooperate with Purchaser by transferring keys and other items necessary to possess the Premises immediately after the closing.

      20. Condemnation. In the event of the institution of any proceedings by any governmental authority proposing to take any portion of the property by eminent domain prior to the closing, or in the event of the taking of any portion of the property by eminent domain prior to the closing, Seller shall promptly notify Purchaser. Purchaser shall thereafter have the right and option to terminate this Agreement by giving Seller and escrow agent written notice of the election to terminate within thirty (30) days after the receipt by the Purchaser of notice from the Seller. Seller agrees to furnish said written notice within two (2) business days after Seller's receipt of said notification. In the event the Agreement is terminated the escrow agent shall return the deposit to the Purchaser and except as otherwise provided herein, the parties shall be released from their respective obligations and liabilities hereunder. In the event Purchaser does not elect to terminate, the parties shall proceed to closing and Seller shall assign to Purchaser all of the right, title and interest in all awards in connection with such taking. The right to terminate as stated above shall remain in effect for thirty (30) days after the receipt by Purchaser of the notice from Seller.
Thereafter the right to terminate shall be null and void and of no effect.

      21. Default. In the event that this transaction fails to close due to a default on the part of the Purchaser, the funds deposited into escrow by Purchaser shall be paid to the Seller as liquidated damages. The parties agree that this is a bona fide liquidated damages provision and not a penalty or forfeiture provision and Purchaser shall not be liable for any further damages as a result of said default. The parties acknowledge that if the Purchaser defaults, Seller will suffer damages in an amount which cannot be ascertained with reasonable certainty on the effective date.

      In the event that this transaction fails to close due to a default on the part of the Seller, Purchaser shall have the right to either terminate the Agreement and receive back the deposit, or pursue any and all remedies against the Seller available at law or in equity including without limitation specific performance of the Seller's obligation hereunder.

      22. Notice of Default. Prior to the exercise by the Purchaser or the Seller of their respective rights under Section 20 and the exercise of rights of default under the Mortgage Deed and Promissory Note, the non-defaulting party shall provide written notice specifying such default to the defaulting party and the defaulting party shall have five (5) days following receipt of such notice to cure such default; subject however to the provisions of said Mortgage Deed as appears on Exhibit C. However, this provision shall not apply to the failure of the defaulting party to close the transaction on the closing date.

      23. Personal Property. There is no personal property involved in this transaction. Seller shall remove any personal property on the Premises prior to the closing. In the event that personal property remains on the Premises after the closing, Seller shall forfeit all of its right, title and interest to said property and forfeit the same to the Purchaser.

      24 . Miscellaneous.

         A. Counterparts. This Agreement may be executed in any number of counterparts, any one and all of which shall constitute the contract of the parties and each of which shall be deemed an original.

         B. Section and Paragraph Headings. The section and paragraph headings herein contained are for the purposes of identification only and shall not be considered in construing this Agreement.

         C. Amendment. No modification or amendment of this Agreement shall be of any force or effect unless in writing executed by both Seller and Purchaser.

         D. Attorneys' Fees. If any party obtains a judgment against any other party by reason of breach of this Agreement reasonable attorneys' fees shall be included in such judgment.

         E. Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of Ohio both substantive and remedial.

         F. Entire Agreement. This Agreement sets forth the entire agreement between Seller and Purchaser relating to the property and all subject matter herein and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties.

         G.Time of the Essence. Time is of the essence in the performance of all obligations by Purchaser and Seller under this Agreement.

         H.Computation of Time. Any reference herein to time periods of less than six (6) days shall exclude Saturdays, Sundays and legal holidays in the computation thereof. Any time period provided for in this Agreement which ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. on the next full business day.

         I. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         J. Construction of Agreement.All of the parties to this Agreement have participated freely in the negotiation and preparation hereof; accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

         K. Notices and Other Communications. Every notice or other communication required, contemplated or permitted by this Agreement by any party, shall be in writing and shall be delivered either by personal delivery, private courier service, or postage prepaid, return receipt requested, certified or registered mail, addressed to the party to whom intended at the following address:

         To Seller:        Lisa Lemon, Inc.
                           c/o Virginia Loebsack, Executrix
                           Estate of Cynthia P. Robinson
                           812 Pendley Road
                           Willowick, Ohio 44095

         Copy to:          Don P. Brown
                           Attorney at Law
                           10 Center Street
                           Chagrin Falls, Ohio 44022

         To Buyer:         Al Johnson
                           1284 Miller Rd.
                           Avon Lake, OH  44012

         Copy to:          Bernard Johnson



or at such other address as the intended recipient previously shall have designated by written notice. Notice by courier or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required, contemplated or permitted by this Agreement to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery.

      25. Assignment. Buyer has the right to assign his rights under this Agreement to a corporation or other entity in which he has a controlling interest. However, such an assignment shall not relieve Buyer of any responsibility with regard to his performance under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

                                       SELLER:

                                       LISA LEMON, INC.,

                                       By: /s/ Virginia Loebsack
                                           -------------------------------------
                                           Virginia Loebsack, President

                                       Date:
                                             -----------------------------------

                                       PURCHASER:
                                           /s/ Al Johnson
                                       -----------------------------------------
                                           Al Johnson

                                       Date:
                                             -----------------------------------


                                   EXHIBIT A
                               LEGAL DESCRIPTION

The property referred to in this Agreement is described as follows:

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio and known as part of Original 100 Acre Lot No. 346 and is bounded and described as follows:

The beginning point is on the Southeasterly line of Marginal Road (so called) it being the Northwesterly line of land described in a deed from the City of Cleveland to Union Properties, Inc., dated November 13, 1952 and recorded in Volume 7653, Page 52 Cuyahoga County Deed Records, at the Northeasterly corner of land conveyed to Norwalk Truck Lines, Inc., to Trammell Crow deed dated December 9, 1959 and recorded in Volume 9784, Page 158 of Cuyahoga County Deed Records;

Course 1 Thence South 32 degrees 23' 30" East along the Northeasterly line of land conveyed to Trammell Crow as aforesaid and the Southeasterly prolongation thereof 311.66 feet;

Course 2  Thence North 57 degrees 36' 30" East 320.00 feet;

Course 3 Thence North 32 degrees 23' 30" West, parallel with Course 1, and distant Northeasterly 320.00 feet by rectangular measurement therefrom 413.44 feet to the Southeasterly line of said Marginal Road;

Course 4 Thence Southwesterly along said Southeasterly line of Marginal Road, it being a curved line deflecting to the left 337.52 feet to the place of beginning, said curved line having a radius of 963.00 feet and a chord which bears South 39 degrees 58' 00" West 335.79 feet.